EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

THIS EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into by and among the following parties effective as of September 25, 2010.

Party A: Putian Asia Success Cereals & Oils Technical Service Co., Ltd, a wholly foreign-owned enterprise incorporated under the PRC laws with its registered address at No. 999, Houguo Street, Sanjiangkou Town, Hanjiang District, Putian City.

Party B: Yao Jianxin, a PRC citizen, with ID No. 350303197201280334
Address: Linbing Village, Guohuan Town, Hanjiang District, Putian City

Party C: Fujian Grand Farm Foods Development Co., Ltd. a limited liability company duly established and validly existing under the laws of the PRC, with its registered address at No. 2089, Hanhua East Road, Guohuan Town, Hanjiang District, Putian City.

WHEREAS,
1.	Party B holds a 0.25% equity interest in Party C; and
2.	Party A and Party C have entered into an Exclusive Technical Consulting Service Agreement and an Operating Agreement, both dated as of September 25, 2010.

NOW THEREFORE, intending to be bound hereby, the Parties hereto agree as follows:

1.	Transfer of Equity Interest
1.1	Grant of Purchase Right
Party B hereby irrevocably grants Party A the exclusive right to purchase or designate one or more persons (each a “Specified Person”) to purchase all or any portion of the 0.25% equity interest in Party C held by Party B (the “Equity Interest”), subject to compliance with legal restrictions under applicable PRC laws (the “Purchase Right”). Party B shall not sell or transfer all or any portion of the Equity Interest to any party other than Party A and/or the Specified Person(s). Party C hereby agrees that Party B may grant the Purchase Right to Party A, and the other shareholders of Party C hereby waive any and all preemptive rights relating to the Equity Interest evidenced by the Announcement document attached hereto as the Appendix. The term “person” as used herein means an individual, corporation, joint enterprise, partnership, enterprise, trust or non-corporation organization.
1.2	Exercise of the Purchase Right
1.2.1	To the extent permitted under PRC laws, Party A, at its sole discretion, may decide the specific time, method and number of its exercise.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

1.2.2
When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B, and the Purchase Notice shall state the following: (a) Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith; and (c) the effective date or transfer date. Party A may exercise the Purchase Right one or more times, in whole or in part.

1.3	Consideration of the Equity Interest

The Transfer Fee (“Transfer Fee”) payable by Party A shall be confirmed by both Party A and Party B through negotiation according to the evaluation of the Equity Interest by the relevant qualified institute, and it shall be the lowest price allowable by the PRC laws and regulations.
1.4	Transfer of the Equity Interest

Each time Party A exercises the Purchase Right in whole or in part:
1.4.1
Party B shall ensure that Party C timely convenes a shareholders’ meeting, at which the shareholders of Party C shall pass shareholders’ resolutions providing that Party B can transfer to Party A or the Specified Person(s) the Equity Interest as specified in the Purchase Notice.

1.4.2	Party B shall enter into a transfer agreement with Party A or the Specified Person(s) in relation to the Equity Interest to be transferred pursuant to the Purchase Notice.
1.4.3
The Parties shall execute all other agreements or documents, obtain all government approvals and consents, and take all actions necessary to legally transfer the ownership of the Equity Interest as specified in the Purchase Notice to Party A or the Specified Person(s) and ensure that Party A or the Specified Person will be registered as the owner of such Equity Interest. Such Equity Interest shall be free from any Security Interest or other encumbrance. For the purposes of this Agreement, “Security Interest” shall include any guarantee, mortgage, third party rights or interest, purchase rights, preemption rights, offset rights and any other security arrangements, but shall exclude any security interest granted in accordance with this Agreement and the Equity Interest Pledge Agreement entered into by and between Party B and Party A effective as of September 25, 2010 (the “Pledge Agreement”).

1.4.4
Party B and Party C shall unconditionally assist Party A in obtaining the governmental approvals, permits, registrations, filings and completing all the necessary formalities for obtaining the Equity Interest to be transferred pursuant to the Purchase Notice.

1.5	Payment for the Equity Interest
1.5.1	Party A shall pay the Transfer Fee to Party B in accordance with the provision of Article 1.3.

2.	Covenants Relating to the Equity Interest
2.1	Covenants of Party C
2.1.1
Without the prior written consent of Party A, Party C will not supplement, amend, or modify any provisions of the charter and organizational documents of Party C and will not increase or reduce its registered capital or change the equity holding structures in any other way.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

2.1.2	Party C shall remain legally existing, in good standing, will prudently and efficiently operate its business and deal with corporate affairs in accordance with commercial standards and practice.
2.1.3
Without the prior written consent of Party A, Party C shall not sell, transfer, mortgage or dispose of any assets, business or beneficial rights of Party C, or allow any creation of another security interest or other encumbrance upon its assets.

2.1.4
Without the prior written consent of Party A, Party C shall not incur, inherit, or guarantee any debts except for (i) debt incurred during the course of normal business operations (excluding business loans); and (ii) the debt that has been previously disclosed to Party A and to which Party A has provided prior written consent.

2.1.5
Party C shall operate its business normally to maintain the value of its assets, and shall not take any action which shall bring any materially adverse influence upon the business operation or the value of the assets.

2.1.6
Without the prior written consent of Party A, Party C shall not enter into any material agreement except in the normal course of business. (For the purpose of this paragraph, an agreement covering an amount in excess of RMB 100,000 will be considered a material agreement).

2.1.7	Without the prior written consent of Party A, Party C shall not provide any loans or credit to any third party.
2.1.8	At Party A’s request, Party C shall provide Party A with any materials relating to the business operation and financial status of Party C.
2.1.9
Party C shall purchase insurance from an insurance company acceptable to Party A and shall maintain such insurance. The amount and kinds of such insurance shall be similar to insurance carried by other companies which operate similar businesses and possess similar assets.

2.1.10	Without the prior written consent of Party A, Party C shall not merge with, combine with, make investment in, purchase the equity or substantially all the assets of any other entity.
2.1.11
Within 24 hours after receiving notice or becoming aware thereof, Party C shall inform Party A of any actual or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.1.12
In order to keep the ownership of all assets, Party C shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answers to all compensation claims.

2.1.13
Without the prior written consent of Party A, Party C shall not allot any dividend to any shareholder. However, Party C shall immediately allot all dividends to the shareholders upon the request of Party A.

2.2	Covenants of Party B

2.2.1
Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of any rights or interest relating to the Equity Interest, or allow any creation of other security interests or encumbrances on the Equity Interest (excluding the Security Interest under this Agreement and the Pledge Agreement).

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

2.2.2
Party B shall use its best efforts to prevent the other shareholders of Party C from approving resolutions relating to the sale, transfer, mortgage, or disposal of any rights or interests relating to the Equity Interest, or allowing any creation of any security interest or other encumbrance on the Equity Interest (excluding the Security Interest created pursuant to this Agreement and the Equity Interest Pledge Agreement).

2.2.3
Party B shall use its best efforts to prevent the other shareholders of Party C from approving resolutions relating to Party C’s merger with, combination with, purchase of, or investment in any other entity.

2.2.4	Party B shall inform Party A of any actual or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.
2.2.5	Party B shall ensure that the other shareholders of Party C approve the transfer of the Equity Interest as set out in this Agreement.
2.2.6
In order to keep ownership of the Equity Interest, Party B shall cause Party C to execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answer to all compensation claims.

2.2.7	At the request of Party A from time to time, Party B shall immediately transfer to Party A or the Specified Person(s) the Equity Interest pursuant to this Agreement.
2.2.8
Party B shall strictly comply with this Agreement and any other agreements which may be entered into by and among Party B, Party C and Party A collectively or separately, and shall perform its obligations under such agreements, and shall not take or fail to take any actions which actions or inactions will affect the validity and enforceability of such agreements.

3.	Representations and Warranties
3.1	Party B and Party C jointly and severally represent and undertake as follows:
3.1.1
Each such party has the power to enter into and deliver this Agreement and such other agreements for the transfer of the Equity Interest to Party A or the Designated Person(s), and has the power and capacity to perform its obligations under this Agreement.

3.1.2
Neither the execution and delivery of this Agreement, nor the performance of the obligations under this Agreement will: (i) violate any PRC laws; (ii) conflict with the Articles of Association or other organizational documents of any party; (iii) breach any contract or document which such Party is a party to or which binds such Party; (iv) violate any required permit, approval or any valid qualification; or (v) result in the cessation, revocation or imposition of additional conditions on the required permit, approval or qualification.

3.1.3
Party C has full and transferable ownership of its assets and facilities. Other than the pledge and/or mortgage incurred by this Agreement and the pledge of the Equity Interest pursuant to the Pledge Agreement, there is no other pledge and/or mortgage on such assets and facilities.

3.1.4	Party C has no outstanding debt except for (i) the legal debt, incurred during the normal course of business; and (ii) the debt that has been previously disclosed to Party A.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

3.1.5	Party C complies with all applicable laws and regulations.
3.1.6	There is no actual, pending or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest, assets of Party C or other matters relating to Party C.

4.	Effectiveness and Term of this Agreement
4.1
This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is 50 years following the date hereof unless earlier terminated as set forth in this Agreement or upon mutual agreement of the Parties hereto.

4.2
This Agreement may be unilaterally extended prior to termination for a successive 50 year term upon written notice by Party A, provided such extension is permitted by law and subject to the approval of the registration administration for the extension of Party C’s business duration. The parties will cooperate to renew this Agreement upon such notice by Party A if such renewal is legally permitted at the time.

5.	Breach of Contract
5.1
If any party (the “Defaulting Party”) breaches any provision of this Agreement, which may cause damages to other parties (each a “Non-defaulting Party”), the Non-defaulting Party can notify the Defaulting Party in writing to rectify and correct such breach; if the Defaulting Party does not take actions which rectify and correct such breach to the satisfaction of the Non-defaulting Party within fifteen (15) days upon the issuance of the written notice, the Non-defaulting Party can take actions pursuant to this Agreement or other measures in accordance with applicable laws.

5.2	The occurrence of the following events constitutes a breach by Party B:
5.2.1	Any violation by Party B of the provisions of this Agreement, or the representation and warranties herein contain material mistakes, inaccuracies or are otherwise incorrect;
5.2.2	Transference in any manner, or the pledging of any rights pursuant to this Agreement without the prior written consent of Party A;
5.2.3	This Agreement and/or the Pledge Agreement becomes invalid or unenforceable.
5.3
Should a breach or violation of provisions under the Pledge Agreement and the Operating Agreement occur, Party A can request that Party B transfers all or part of Equity Interests to Party A or the Specified Person(s) pursuant to Article 1 hereof.

6. Assignment
6.1
Without the prior written consent of Party A, Party B shall not transfer its rights and obligations under this Agreement to any third party; if Party B dies, Party B agrees to transfer the rights and obligations under this Agreement to a person approved by Party A.

6.2	This Agreement shall be binding on the successor to Party B and is effective on any successor or transferee that is allowed by Party A.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

6.3
Party B hereby agrees that Party A may transfer all of its rights and obligation under this Agreement to any third party subject to a written notice to Party B, and no further consent from Party B will be required.

7.	Governing Law and Dispute Settlement
7.1	Governing Law
This Agreement shall be governed by and interpreted according to the laws of the PRC.
7.2	Dispute Settlement
With regard to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate in good faith to settle the dispute. If the dispute cannot be settled within thirty (30) days from the date any party issues written notice requesting settlement of a dispute through negotiation, each party has the right to submit the dispute to the China International Economic and Trade Arbitration Committee for arbitration according to its then effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award is final and binding on each party.

8.    Tax and Expenses
Each party shall bear its own tax, costs and expenses in connection with this Agreement and the transactions contemplated herein.

9.    Notice
Any notice or other communication under this Agreement shall be in Chinese and be sent to the address first written above or other address as may be designated from time to time by hand delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth date after posting if sent by air-mail, (c) on the fourth date if sent by the professional hand delivery which is acknowledged worldwide; and (d) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

10.	Confidentiality
10.1
The parties acknowledge and confirm that any oral or written information relating to this Agreement that is communicated among the parties shall be deemed as confidential information (“Confidential Information”). The parties shall keep confidential such Confidential Information and shall not disclose such Confidential Information to any third party without the prior written consent of the other parties. The following information shall be excluded from the definition of Confidential Information: (a) information that is or becomes publicly available, so long as it is not disclosed by the party receiving such Confidential Information; or (b) information that is disclosed as required by applicable laws or regulations. In addition, without ceasing to be Confidential Information, a Party may disclose Confidential Information to its attorney or financial advisor so long as such attorney or financial advisor needs access to such information in order to ensure compliance with this Article and agrees to keep such information confidential. The disclosure by the employee or agent of each party shall be deemed disclosure by such party itself, and such party shall be liable therefor. The parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

11.	Further Assurance
11.1
The parties agree that each will, without any hesitation, execute any necessary documents and take any necessary actions for the purpose of performing the objectives of this Agreement and will execute any documents and take any actions which are beneficial for the purposes of this Agreement.

12.	Miscellaneous
12.1  Amendment and Supplementation
Any revision, amendment or supplementation of this Agreement shall be in writing and be executed by each party.
12.2  Compliance with laws and regulations
The parties shall comply with all applicable laws and regulations which have been formally issued and may be publicly acquired.
12.3  Entire Agreement
Unless it is otherwise revised, amended or supplemented after execution, this Agreement constitutes the entire agreement among the parties as to the subject matter of this Agreement, and supersedes any prior oral or written negotiations, statements or agreements among the parties relating thereto.
12.4  Headings
Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.
12.5  Severability
If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the parties hereto agree to, through good faith negotiation, make valid terms to replace such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall be close to, as much as may be possible, the superseded invalid, illegal or unenforceable terms.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

12.6  Successor
This Agreement shall be binding on the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.
12.7  Survival

12.7.1	Any obligations incurred in relation to this Agreement before its expiration or early termination shall continue to be effective after expiration or early termination of the Agreement.
12.7.2	The provisions of Articles 7, 10 and 12.7 shall survive notwithstanding the termination of this Agreement.
12.8Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver document shall be effective only if it is duly signed by the party granting such waiver. Any waiver relating to the breach of the other party in certain circumstances shall not be deemed as a waiver for a similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Party A: Putian Asia Success Cereals & Oils Technical Service Co., Ltd. [seal]

By:	/s/ Yao Jianshan
Name:	Yao Jianshan
Its:	Chief Executive Officer

Party B: Yao Jianxin

/s/ Yao Jianxin

Yao Jianxin

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

Party C: Fujian Grand Farm Foods Development Co., Ltd. [seal]

By:	/s/ Yao Jianshan
Name:	Yao Jianshan
Its:	Chief Executive Officer

Appendix A
Announcement Letter
Fujian Grand Farm Foods Development Co., Ltd. is a limited liability company duly established and valid existing under the PRC laws, of which (i) I hold a 99.75% equity interest and (ii) the other shareholder, Yao Jianxin, holds the remaining 0.25% equity interest. I hereby irrevocably waive any pre-emptive right I may have upon the other 0.25% equity interest held by the other shareholder and will not encumber the transfer of the equity interest you proposed.
This Announcement Letter is effective as of September 25, 2010.

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

/s/ Yao Jianshan
Yao Jianshan